EXHIBIT 99.2

CORRECTION -- Quanex Corporation Issues Correction to Fiscal 2006 Earnings Per Share

HOUSTON, Dec. 6, 2006 (PRIME NEWSWIRE) -- Quanex Corporation (NYSE:NX) today issued a correction to its fiscal 2006 basic and diluted earnings per share released earlier today. Basic earnings per share from continuing operations for fiscal 2006 are $4.28, and diluted earnings per share from continuing operations are $4.09.

The error was the result of using incorrect fiscal 2006 basic shares and diluted shares in the calculation of its earnings per share. The corrected basic and diluted share counts are 37,478,512 and 39,708,047, respectively.

The Company has attached a corrected fiscal 2006 Consolidated Statement of Income.

Quanex is listed on the New York Stock Exchange under the symbol NX. For further information, visit the Company's website at www.quanex.com.

Statements that use the words "expect," "should," "may," "could," "will," "might," or similar words reflecting future expectations or beliefs are forward-looking statements. The statements above are based on Quanex's current expectations. Actual results or events may differ materially from this press release. Factors that could impact future results may include, without limitation, the effect of both domestic and global economic conditions, the impact of competitive products and pricing, and the availability and cost of raw materials. For a more complete discussion of factors that may affect the Company's future performance, please refer to the Company's most recent 10-K filing of December 21, 2005, under the Securities Exchange Act of 1934, in particular, the sections titled "Private Securities Litigation Reform Act" contained therein.

 QUANEX CORPORATION
 CONSOLIDATED STATEMENTS OF INCOME (CORRECTED)
 (In thousands, except per share data)
 (Unaudited)

 Three months ended                              Twelve months ended
     October 31,                                     October 31,
 ------------------                            ----------------------
   2006      2005                                 2006        2005
 --------  --------                            ----------  ----------
 $527,720  $483,270   Net sales                $2,032,572  $1,969,007
  425,985   371,083   Cost of sales             1,617,399   1,512,980
                      Selling, general and
   23,929    23,982    administrative expense      92,705      97,851
                      Depreciation and
   18,508    17,557    amortization                71,074      65,401
 --------  --------                            ----------  ----------
   59,298    70,648   Operating income            251,394     292,775
   (1,129)   (1,542)  Interest expense             (4,818)     (9,300)
    1,477     2,233   Other, net                    4,240         151
 --------  --------                            ----------  ----------
                      Income from continuing
   59,646    71,339    operations before taxes    250,816     283,626
  (20,517)  (24,659)  Income tax expense          (90,503)   (106,393)
 --------  --------                            ----------  ----------
                      Income from continuing
   39,129    46,680    operations                 160,313     177,233
                      Gain (loss) from
                       discontinued operations,
       46   (15,455)   net of taxes                  (130)    (22,073)
 --------  --------                            ----------  ----------
 $ 39,175  $ 31,225   Net income               $  160,183  $  155,160
 ========  ========                            ==========  ==========

                      Basic earnings per
                       common share:
                        Earnings from
 $   1.06  $   1.23      continuing operations $     4.28  $     4.69
                        Gain (loss) from
                         discontinued
 $     --  $  (0.41)     operations            $    (0.01) $    (0.58)
 --------  --------                            ----------  ----------
                        Basic earnings
 $   1.06  $   0.82      per share             $     4.27  $     4.11
 --------  --------                            ----------  ----------

                      Diluted earnings per
                       common share:
                        Earnings from
 $   1.03  $   1.17      continuing operations $     4.09  $     4.50
                        Gain (loss) from
                         discontinued
 $     --  $  (0.39)     operations            $    (0.01) $    (0.55)
 --------  --------                            ----------  ----------
                      Diluted earnings
 $   1.03  $   0.78    per share               $     4.08  $     3.95
 --------  --------                            ----------  ----------

                      Weighted average
                       common shares
                       outstanding:
   36,847    37,983     Basic                      37,479      37,772
   38,494    40,446     Diluted                    39,708      39,809

                      Cash dividends
 $ 0.1400  $ 0.1033    per share               $   0.4833  $   0.3733

CONTACT:  Quanex Corporation
          Jeff Galow
            (713) 877-5327
          Valerie Calvert
            (713) 877-5305